Exhibit 10.4

IMPLANT SCIENCES CORPORATION

AMENDMENT TO 2004 STOCK OPTION PLAN

MARCH 14, 2011

This Amendment to the 2004 Stock Option Plan (this “Amendment”) of Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), is effective as of March 14, 2011.

1.	Section 4.1 of the Corporation’s 2004 Stock Option Plan is hereby deleted in its entirety and replaced with the following:

“4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be four million (4,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.”

2.	This Amendment shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

3.	All other terms of the 2004 Stock Option Plan shall remain in full force and effect.

This Amendment was approved by the Board of Directors of the Corporation effective as of March 14, 2011 and by the stockholders of the Corporation effective as of __________.